SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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BSQUARE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BSQUARE CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 30, 2002

TO THE SHAREHOLDERS:

      Notice is hereby given that the 2002 Annual Meeting of Shareholders of BSQUARE CORPORATION, a Washington corporation (the “Company”), will be held on Tuesday, April 30, 2002 at 10:00 a.m., local time, at the Company’s offices at 3150 139th Avenue S.E., Bellevue, Washington 98005, for the following purposes:

1. To elect one Class II director to serve for the ensuing three years and until his successor is duly elected.

2. To approve an amendment to the Company’s employee stock purchase plan to increase the number of authorized shares of common stock available for purchase thereunder from 1,500,000 to 2,500,000 shares.

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on March 15, 2002 as the record date for the determination of shareholders entitled to vote at this meeting. Only shareholders of record at the close of business on March 15, 2002 are entitled to notice of and to vote at the meeting and any adjournment thereof.

      All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if the shareholder has previously returned a proxy.

By Order of the Board of Directors

Leila L. Kirske, Vice President Finance & Administration,
Chief Financial Officer and Secretary

Bellevue, Washington

March 30, 2002

BSQUARE CORPORATION

PROXY STATEMENT FOR 2002 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General

      The enclosed Proxy is solicited on behalf of BSQUARE CORPORATION, a Washington corporation (the “Company”), for use at the 2002 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 30, 2002 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company’s principal executive offices at 3150 139th Avenue SE, Bellevue, Washington 98005. The Company’s telephone number at its principal business offices is (425) 519-5900.

      These proxy solicitation materials were mailed on or about March 30, 2002 to all shareholders entitled to vote at the Annual Meeting.

Record Date and Principal Share Ownership

      Only shareholders of record at the close of business on March 15, 2002 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. The only outstanding voting securities of the Company are shares of Common Stock, no par value. As of the Record Date, 36,482,048 shares of the Company’s Common Stock were issued and outstanding and held of record by 179 shareholders. See “Security Ownership of Principal Shareholders, Directors and Management” below for information regarding beneficial owners of more than five percent of the Company’s Common Stock.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

      Each holder of Common Stock is entitled to one vote for each share held.

      This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone.

Quorum; Abstentions; Broker Non-Votes

      The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

      While there is no definitive statutory authority in Washington as to the proper treatment of abstentions or broker non-votes, the Company believes that abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In addition, the Company believes that abstentions and broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the election of directors or the proposed amendment to the Company’s employee stock purchase plan and thus will not have any effect on the outcome of the voting on either of those matters.

      All shares entitled to vote and represented by properly executed, unrevoked proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Deadline for Receipt of Shareholder Proposals

      Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission (the “SEC”). Proposals of shareholders of the Company intended to be presented for consideration at the Company’s 2003 Annual Meeting of Shareholders must be received by the Company no later than November 30, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

      In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of shareholders. In general, nominations for the election of directors may be made by: (i) the Board of Directors or a committee appointed by the Board of Directors, or (ii) any shareholder entitled to vote who has delivered written notice to the Secretary of the Company 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders (or, with respect to an election of directors to be held at a special meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders), which notice must contain specified information concerning the nominees and concerning the shareholder proposing such nominations. The Company’s Bylaws also provide that the only business that shall be conducted at an annual meeting is business that is brought before such meeting: (i) by or at the direction of the Board of Directors, or (ii) by any shareholder entitled to vote who has delivered written notice to the Secretary of the Company 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by shareholders, whether or not included in the Company’s proxy materials, should be sent to BSQUARE CORPORATION, 3150 139th Avenue S.E., Bellevue, Washington 98005, Attention: Secretary.

Security Ownership of Principal Shareholders, Directors and Management

      The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of the Record Date as to:

•	each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock;

•	each director and each nominee for director of the Company;

•	each of the named executive officers shown in the summary compensation table in “Information Regarding Executive Officer Compensation” below; and

•	all directors and executive officers of the Company as a group.

      Beneficial ownership is determined in accordance with the rules of the SEC. For purposes of calculating the number of shares beneficially owned by a shareholder and the percentage ownership of that shareholder, shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date by that shareholder are deemed outstanding. These options are listed below under the heading “Number of Shares Underlying Options” and are not treated as outstanding for the purpose of computing the percentage ownership of any other shareholder. This table is based on information supplied by officers, directors, principal shareholders and Schedules 13G filed with the SEC. Percentage ownership is based on 36,482,048 shares of Common Stock outstanding as of the Record Date.

      Unless otherwise noted below, the address for each shareholder listed below is: c/o BSQUARE Corporation, 3150 139th Avenue S.E., Bellevue, Washington 98005. Unless otherwise noted, each of the shareholders listed below has sole investment and voting power with respect to the Common Stock indicated, except to the extent shared by spouses under applicable law.

	Number of Shares

	Beneficially	Underlying	Percent of Shares
Name and Address of Beneficial Owner	Owned Directly	Options	Beneficially Owned

Entities affiliated with TA Associates, Inc.(1)	5,019,224	45,000	13.9%
125 High Street High Street Tower Suite 2500 Boston, MA 02110

Jeffrey T. Chambers(2)	5,019,224	45,000	13.9

WM Advisors, Inc.(3)	4,747,500	—	13.0
1201 Third Avenue 22nd Floor Seattle, WA 98101-3000

William T. Baxter(4)	4,406,295	—	12.1

Albert T. Dosser(5)	4,350,000	—	11.9

Entities affiliated with Liberty Wanger Asset Management, L.P.(6)	3,400,000	—	9.3
227 West Monroe Street Suite 3000 Chicago, Illinois 60606

Scot E. Land(7)	1,433,333	106,646	4.2

William L. Larson	—	120,000	*

M. Randall (Randy) Billings	—	2,813	*

Scott E. Bufkin	100	19,275	*

Leila L. Kirske	6,750	51,875	*

Thomas A. Schild	200	90,814	*

Brian V. Turner(8)	2,363	336,250	*

Donald L. Whitt(9)	778	55,626	*

All executive officers and directors as a group (8 persons)(10)	10,865,902	436,423	30.6%

*	Less than 1%.

(1)	The holding shown is as of February 14, 2002 as reported in a Schedule 13G filed on behalf of a group consisting of TA/ Advent VIII L.P., Advent Atlantic and Pacific III, L.P., TA Executives Fund L.L.C., TA Investors L.L.C. and TA Associates, Inc. Includes 3,424 shares held by TA Associates, Inc. and 3,722,076 shares held by TA/ Advent VIII L.P., 1,073,990 shares held by Advent Atlantic and Pacific III, L.P., 114,497 shares held by TA Investors L.L.C. and 105,237 shares held by TA Executives Fund L.L.C., all of which are funds managed by TA Associates.

(2)	Includes 3,424 shares held by TA Associates, Inc. and 3,722,076 shares held by TA/ Advent VIII L.P., 1,073,990 shares held by Advent Atlantic and Pacific III, L.P., 114,497 shares held by TA Investors L.L.C. and 105,237 shares held by TA Executives Fund L.L.C., all of which are funds managed by TA Associates. Mr. Chambers is a managing director of TA Associates. Mr. Chambers directly or indirectly shares voting and investment power with respect to such shares but disclaims beneficial ownership of all shares, except to the extent of 17,819 shares he owns through TA Investors, LLC.

(3)	The holding shown is as of December 31, 2001 as reported on a Form 13F filed by WM Advisors Inc.

(4)	The holding shown is as of January 16, 2002 as reported in a Schedule 13G filed by Mr. Baxter.

(5)	The holding shown is as of February 7, 2002 as reported in a Schedule 13G filed by Mr. Dosser.

(6)	The holding shown is as of February 14, 2002 as reported in a Schedule 13G filed on behalf of Liberty Wanger Asset Management, L.P., WAM Acquisition GP, Inc., the general partner of Liberty Wanger Asset Management, L.P. and Liberty Acorn Trust. Includes 3,400,000 shares held on behalf of discretionary clients of Liberty Wanger Asset Management, L.P., including Liberty Acorn Trust.

(7)	Includes 1,372,222 shares held by Encompass Group US Information Technology Partners 1 LP, a fund managed by Encompass Ventures. Mr. Land is a managing director of Encompass Ventures. Also includes an option to purchase 41,666 shares held by Copan, Inc. Mr. Land is a director of Copan. Mr. Land directly or indirectly shares voting and investment power with respect to such shares but disclaims beneficial ownership.

(8)	The holding shown is as of March 9, 2001, the date of the most recent information supplied by Mr. Turner. Mr. Turner resigned as President and Chief Operating Officer of the Company on September 18, 2001.

(9)	Though still employed by the Company, Mr. Whitt was no longer serving as an executive officer on December 31, 2001.

(10)	Excludes shares beneficially owned by Messrs. Turner and Whitt, neither of whom was serving as an executive officer of the Company as of December 31, 2001 (see footnotes 8 and 9 above).

PROPOSAL ONE

ELECTION OF DIRECTORS

General

      We currently have authorized seven directors; however, the Company’s Board of Directors is currently comprised of four members and three Board seats remain vacant. The Board of Directors intends to leave the remaining seats vacant until appropriate individuals are identified and elected by the Board of Directors. The Board of Directors is divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. When the vacant Board seats are filled, one will be a Class I director, one will be a Class II director, and one will be a Class III director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships among our directors and officers.

Nominees For Directors

      One Class II director is to be elected at the Annual Meeting for a three-year term ending in 2005. The Board of Directors has nominated Jeffrey T. Chambers for election as a Class II director.

      Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominee named below. The proxies cannot be voted for a greater number of persons than the nominee named. In the event that Mr. Chambers is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that Mr. Chambers will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of Mr. Chambers.

Vote Required for Election of Directors

      If a quorum is present and voting, the nominee receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEE LISTED BELOW.

Nominee

      The name of the nominee and certain information about him as of the Record Date are set forth below:

			Director
Name of Nominee	Age	Position with the Company	Since

Jeffrey T. Chambers	46	Director	1998

      Mr. Chambers has been a director of BSQUARE since February 1998 and is a member of the Company’s Compensation Committee and Audit Committee. Mr. Chambers was elected to our Board of Directors in connection with the purchase of shares of our preferred stock by affiliates of TA Associates, Inc., a venture capital firm. Mr. Chambers has been employed by TA Associates or its predecessor since 1980, where he currently serves as a managing director. In addition to BSQUARE, Mr. Chambers currently serves as a director of several privately held companies.

Board Meetings and Committees

      The Board of Directors of the Company held a total of four meetings during fiscal 2001. The Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors has no nominating committee or any similar committee performing such functions.

      The Audit Committee currently consists of Mr. Chambers, Scot E. Land and William L. Larson. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the scope of audit and other services by the Company’s independent auditors, reviews the accounting principles and auditing practices and procedures to be used for the Company’s financial statements and reviews the results of the Company’s audits. The Audit Committee held four meetings during fiscal 2001.

      The Compensation Committee currently consists of Mr. Chambers and Mr. Land. The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers, grants stock options under the Company’s stock option plan and makes recommendations to the Board of Directors on compensation matters. The Compensation Committee held one meeting during fiscal 2001.

      No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, upon which such director served during the period for which he has been a director or committee member.

Compensation of Directors

      Directors are reimbursed for expenses incurred in connection with attending Board of Directors and committee meetings but are not otherwise compensated for their services as Board members. In August 1998, the Company granted to each of TA Associates, with whom Mr. Chambers is affiliated, and Mr. Land, an option to purchase 45,000 shares of Common Stock at an exercise price of $1.80 per share, vesting in three annual installments of 15,000 shares each. In October 1999, the Company granted to Mr. Land an option to purchase 40,000 shares of Common Stock at an exercise price of $12.00 per share, vesting in four annual installments of 10,000 shares each. In July 1998, the Company granted to Mr. Larson an option to purchase 120,000 shares of Common Stock at an exercise price of $1.80 per share, vesting in three annual installments of 40,000 shares each. The Company currently intends to make comparable option grants to future non-employee directors.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

TO INCREASE THE AUTHORIZED NUMBER OF SHARES
OF COMMON STOCK AVAILABLE FOR PURCHASE THEREUNDER

Proposed Amendment

      In March 2002, subject to the approval of the Company’s shareholders, the Board of Directors approved an amendment to the Company’s employee stock purchase plan (the “Plan”) to increase the authorized number of shares of Common Stock available for purchase thereunder from 1,500,000 to 2,500,000.

Reason for the Amendment

      The Plan provides a convenient and practical means by which employees may participate in stock ownership. The Company’s Board of Directors relies upon the Plan as one of the benefits necessary to attract and retain highly qualified and motivated employees. From time to time, the Company reviews the number of shares available for purchase thereunder and, based upon the Company’s estimates of the number of shares expected to be issued under the Plan, management presents to the Board of Directors a recommendation for the addition of shares reserved for issuance. The Board reviews such recommendation and, if approved by the Board, presents a proposal for the shareholders’ approval. At this time, the Board of Directors believes it is in the Company’s best interests to provide for the increase in shares available for purchase under the Plan so that the Company may continue to attract and retain the services of qualified employees by providing employees an opportunity to purchase the Company’s Common Stock through the Plan.

Activity Under the Plan

      As of the Record Date, 652,056 shares of Common Stock had been issued upon purchases pursuant to the Plan and 847,944 shares remained available for future issuance thereunder.

Vote Required for Approval of the Amendment

      If a quorum is present and voting, the affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN.

Summary of the Plan

      The following description of material terms of the Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the Plan, a copy of which is attached to this Proxy Statement as Appendix A.

      The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. The Plan may be administered by the Company’s Board of Directors or by a committee appointed by the Board. The Plan administrator has the power to make and interpret all rules and regulations it deems necessary to administer the Plan. The Company’s Board of Directors has broad authority to amend Plan, subject in some instances to shareholder approval. All of the Company’s employees who customarily work more than 20 hours per week, including officers, are eligible to participate in the Plan. Eligible employees may elect to contribute from 1% to 10% of the compensation paid to them during each pay period towards stock purchases under the Plan. Each participant may enroll in an 18-month offering in which shares of Common Stock are purchased on the last day of each six-month period during the offering. Offerings will commence on November 15 and May 15 of each year. As of January 31, 2002, approximately 375 employees, including 7 executive officers, were eligible to participate in the Plan. Members of the Company’s Board of Directors who are not employees are not eligible to participate. The actual benefits, if any, to participants in the Plan are not determinable prior to the purchase of shares under the Plan because the value, if any, of such shares to their holders is represented by the difference between the market price of a share of the Company’s Common Stock on the date of purchase and the purchase price of the shares, as described below.

      The purchase price for shares purchased under the Plan is equal to 85% of the lower of:

•	the fair market value of the Common Stock on the enrollment date of the offering; or

•	the fair market value on the date of purchase.

      Neither payroll deductions credited to an employee’s account nor any rights with regard to the purchase of shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by a participant, except that a participant may designate a beneficiary in the event of his or her death.

      Upon termination of employment due to death, retirement or disability, the payroll deductions credited to an employee’s account will be used to purchase shares on the next purchase date. Any remaining balance will be returned to the participant or his or her beneficiary. Upon termination of employment for any other reason, any payroll deductions credited to an employee’s account will be returned to the participant.

      The Company has previously authorized the issuance of up to 1,500,000 shares of Common Stock under the Plan. Upon approval of this proposal, the Plan will be amended to increase the authorized number of shares of Common Stock available for purchase thereunder to 2,500,000 shares.

      In the event of a merger, consolidation or acquisition by another corporation of all or substantially all of the Company’s assets, each outstanding right to purchase shares under the shall be assumed or an equivalent stock purchase right substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the stock purchase right, the offering period during which a participant may purchase stock will be shortened to a specified date before the proposed merger or sale. Similarly, in the event of the Company’s liquidation or dissolution, the offering period during which a participant may purchase stock will be shortened to a specified date before the date of the liquidation or dissolution.

ADDITIONAL INFORMATION RELATING TO

DIRECTORS AND OFFICERS OF THE COMPANY

Information Regarding Executive Officer Compensation

      The following table sets forth certain information concerning compensation for services rendered to the Company during the fiscal years ended December 31, 2001, 2000 and 1999 by (i) the Company’s chief executive officer; (ii) the four other most highly compensated executive officers who were serving in such capacities at the end of fiscal 2001 and whose salary and bonus for fiscal 2001 exceeded $100,000; and (iii) two individuals for whom disclosure would have been provided pursuant to (ii) above but for the fact that the individuals were not serving as executive officers as of December 31, 2001 (collectively, the “named executive officers”).

					All Other Compensation
				Long Term
		Annual		Compensation
		Compensation		Securities	Health	Life and
				Underlying	Insurance	Disability	Moving
Name and Principal Position	Year	Salary	Bonus	Options(#s)	Premiums	Premiums	Expenses

William T. Baxter(1)	2001	$228,846	$6,670	—	$3,756	$789	—
President and Chief Executive Officer	2000	250,000	56,075	—	2,458	1,060	—
	1999	250,000	—	—	2,224	1,060	—

Brian V. Turner(1)	2001	175,192	37,185	—	4,043	2,187	—
President and Chief Operating Officer	2000	190,000	40,245	—	2,871	968	—
	1999	133,730	—	340,000	1,725	—	7,493

Randy Billings(2)	2001	80,769	23,120	—	2,384	699	—
Vice President, General Manager of	2000	n/a	n/a	n/a	n/a	n/a	n/a
Handheld Solutions	1999	n/a	n/a	n/a	n/a	n/a	n/a

Scott E. Bufkin(3)	2001	112,000	11,385	24,000	4,148	472	n/a
Vice President, General Manager of	2000	n/a	n/a	n/a	n/a	n/a	n/a
Professional Engineering Services	1999	n/a	n/a	n/a	n/a	n/a	n/a

Leila L. Kirske(4)	2001	110,100	30,534	n/a	3,584	465	n/a
Vice President Finance & Administration	2000	n/a	n/a	n/a	n/a	n/a	n/a
and Chief Financial Officer	1999	n/a	n/a	n/a	n/a	n/a	n/a

Thomas A. Schild(5)	2001	138,637	13,189	29,400	4,148	472	—
Sr. Vice President of Worldwide Sales	2000	139,068	33,647	—	3,995	736	—
and International Operations	1999	n/a	n/a	n/a	n/a	n/a	n/a

Donald L. Whitt(6)	2001	129,545	52,232	24,752	3,061	2,012	—
Vice President, General Manager of	2000	135,000	58,596	179,504	2,202	711	—
SoftwareTools	1999	126,415	1,300	40,000	1,839	—	—

(1)	Mr. Turner resigned as President and Chief Operating Officer as of September 18, 2001, and Mr. Baxter was subsequently appointed as President.

(2)	Mr. Billings joined the Company in July 2001 and became an executive officer in November 2001.

(3)	Mr. Bufkin joined the Company in January 1997 and became an executive officer in November 2001.

(4)	Ms. Kirske joined the Company in October 1997 and became an executive officer in September 2001.

(5)	Mr. Schild joined the Company in February 1999 and became an executive officer in 2000.

(6)	Though still employed by the Company, Mr. Whitt was no longer serving as an executive officer on December 31, 2001.

Option Grants in Fiscal Year 2001

      The following table sets forth certain information with respect to stock options granted to each of the Company’s named executive officers during the fiscal year ended December 31, 2001. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option, the period from the grant date to the expiration date, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These rates are mandated by the SEC and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of the Company’s Common Stock. In the fiscal year ended December 31, 2001, the Company granted options to acquire up to an aggregate of 2,550,814 shares of Common Stock to employees, all under the Company’s stock option plan and all at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant.

	Individual Grants
					Potential Realizable Value at
		Percent of			Assumed Annual Rates of
	Number of	Total Options			Stock Price Appreciation
	Securities	Granted to	Exercise		for Option Term
	Underlying	Employees in	Price per	Expiration
Name	Options Granted	Fiscal 2001	Share	Date	5%	10%

William T. Baxter	—	—%	$—	—	$—	$—

Brian V. Turner	100,000	4	6.00	10/2/04	977,337	1,556,245
	75,000	3	3.50	7/25/05	427,585	680,857
	75,000	3	3.50	7/25/03	427,585	680,857

Randy Billings	27,500	1	10.72	10/23/04	480,198	764,635
	27,500	1	3.50	7/25/03	156,781	249,648
	52,500	2	3.50	7/25/03	299,309	476,600

Scott E. Bufkin	10,000	—	4.15	2/26/05	134,872	214,762
	10,000	—	3.50	7/25/03	57,011	90,781
	7,500	—	3.50	7/25/03	42,758	68,086

Leila L. Kirske	7,000	—	8.28	2/26/05	94,411	150,333
	7,000	—	3.50	7/25/05	39,908	63,547
	8,000	—	3.50	7/25/03	45,609	72,625
	100,000	4	3.03	10/23/05	493,555	785,904

Thomas A. Schild	27,500	1	10.72	10/23/04	480,198	764,635
	27,500	1	3.50	7/25/05	156,781	249,648
	52,500	2	3.50	7/25/03	299,309	476,600

Donald L. Whitt	25,000	1	10.72	10/23/04	436,544	695,123
	25,000	1	3.50	7/25/05	142,528	226,952
	25,000	1	3.50	7/25/03	142,528	226,952

Aggregate Option Exercises in Fiscal Year 2001 and Fiscal Year-End Option Values

      With respect to the Company’s named executive officers, the following table sets forth information concerning option exercises in the fiscal year ended December 31, 2001 and exercisable and unexercisable options held as of December 31, 2001.

	Number of Shares		Number of Securities		Value of Unexercised
	Acquired on Exercise		Underlying Unexercised		In-the-Money Options at
			Options at December 31, 2001		December 31, 2001
		Value
Name	Exercised	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William T. Baxter	—	$—	—	—	$—	$—

Brian V. Turner	—	—	179,922	520,058	273,000	646,445

Randy Billings	—	—	1,407	38,593	943	9,607

Scott E. Bufkin	10,000	24,000	12,088	35,312	16,580	26,528

Leila L. Kirske	—	—	42,751	144,999	103,611	166,722

Thomas A. Schild	3,500	29,400	53,439	165,061	54,485	74,006

Donald L. Whitt	10,000	24,752	41,876	118,124	41,325	71,684

Employee Benefit Plans

Stock Option Plans

      The Company has an amended and restated stock option plan pursuant to which options to purchase Common Stock are granted to the Company’s officers and employees. The Company’s Board of Directors adopted and the Company’s shareholders approved the amended and restated stock option plan in May 1997. At the Company’s 2000 annual meeting of shareholders, this stock option plan was further amended to annually increase the number of shares reserved for issuance during each of the Company’s fiscal years beginning on January 1, 2000 by an amount equal to the lesser of (A) four percent (4%) of the Company’s outstanding shares at the end of such fiscal year or (B) an amount determined by the Company’s Board of Directors.

      The stock option plan provides for the granting to the Company’s employees, including officers and directors, of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and for the granting to employees, consultants and non-employee directors of nonstatutory stock options. If an optionee would have the right in any calendar year to exercise for the first time incentive stock options for shares having an aggregate fair market value (determined for each share as of the date the option to purchase the shares was granted) in excess of $100,000, any such excess options shall be treated as nonstatutory stock options. Unless terminated earlier by the Company’s Board of Directors, the plan will terminate in May 2007.

      The stock option plan may be administered by the Company’s Board of Directors or a committee of the Board. The Company’s Board of Directors determines the terms of each option granted under the stock option plan, including the number of shares subject to an option, exercise price, vesting schedule and duration. The exercise price of all incentive stock options granted under the stock option plan cannot be less than the fair market value of the Common Stock on the date of grant and, in the case of incentive stock options granted to holders of more than 10% of the Company’s voting power, not less than 110% of the fair market value. Generally, options granted under the stock option plan have a term of ten years, vest annually over a four-year period and are nontransferable. Payment of the exercise price of options may be made in cash or other consideration as determined by the Company’s Board of Directors. The Company’s Board of Directors has the authority to amend or terminate the stock option plan as long as such action does not adversely affect any outstanding option and provided that shareholder approval for any amendments to the stock option plan shall be obtained to the extent required by applicable law.

      The Company also has a stock option plan pursuant to which options to purchase Common Stock have been granted to employees of one of the Company’s subsidiaries.

      As of December 31, 2001, options to purchase 5,178,670 shares of Common Stock were outstanding and the Company had a total of 2,450,372 shares of Common Stock available for issuance under the stock option plans.

Employee Stock Purchase Plan

      The Company has an employee stock purchase plan. See Proposal Two for a description of the terms of this plan.

401(k) Plan

      In March 1997, the Company’s Board of Directors adopted a tax-qualified employee savings and retirement plan for eligible U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. The Company makes matching contributions on behalf of all participants in the 401(k) plan in the amount equal to one-half of the first 6% of an employee’s contributions. Matching contributions are subject to a vesting schedule; all other contributions are at all times fully vested. The Company intends the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code so that contributions by employees or the Company to the 401(k) plan, and income earned, if any, on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan, and so that the Company will be able to deduct its contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options.

Employment Agreements and Change of Control Arrangements

      The Company currently does not have any employment agreements with any of its named executive officers. The Company’s stock option plan provides that in the event a third party acquires the Company through the purchase of all or substantially all of its assets, a merger or other business combination, if so provided in applicable stock option agreements, the unexercised portion of outstanding options will vest and become immediately exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the SEC. Executive officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 2001, it has complied with all filing requirements applicable to its executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities with the exception of Leila L. Kirske, who failed to timely file a Form 3 in connection with her appointment as an executive officer.

Compensation Committee Report on Executive Compensation

      The following is the Report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 2001. The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

      During the fiscal year ended December 31, 2001, the Compensation Committee of the Board of Directors was comprised of two non-employee directors. The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. The Compensation Committee seeks to provide the executive officers of the Company with competitive compensation that enables the Company to attract and retain employees who contribute to the success of the Company and maximize shareholder value. Specifically for executive officers, compensation is determined according to the criteria described below.

Compensation

      The Compensation Committee establishes the salaries of the executive officers by considering (i) the salaries of executive officers in similar positions at comparably-sized peer companies, (ii) the Company’s financial performance over the past year based upon revenue and operating results and (iii) the achievement of individual performance goals related to each executive officer’s duties and area of responsibility.

Equity-Based Compensation

      The Compensation Committee views stock options as an important part of the Company’s long-term, performance-based compensation program. The Compensation Committee bases grants of stock options to the executive officers of the Company under the stock option plan upon the Committee’s estimation of each executive’s contribution to the long-term growth and profitability of the Company. The stock option plan is intended to provide additional incentives to the executive officers to maximize shareholder value. Options are generally granted under the stock option plan at the then-current market price and are generally subject to four-year vesting periods to encourage key employees to remain with the Company.

Compensation of the President and Chief Executive Officer

      William T. Baxter, the Company’s President and Chief Executive Officer, receives an annual salary of $250,000. Mr. Baxter’s annual salary was approved by the Board of Directors by considering several factors including the attainment of corporate revenue and operating results goals for the fiscal year, the Company’s progress in new product development and his contribution to the Company’s strategic focus, market position and brand development. No set formula is used for this determination, and no particular function is weighted greater or lesser than the other.

Summary

      The Compensation Committee believes that the Company’s compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to the Company’s goals. The Company’s compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term shareholder value.

      Members of the Compensation Committee:

Jeffrey T. Chambers

Scot E. Land

Compensation Committee Interlocks and Insider Participation

      During fiscal year 2001, Messrs. Chambers and Land served on the Company’s Compensation Committee. No interlocking relationship exists between any member of the Company’s Board of Directors or Compensation Committee and any member of the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past.

      The Company has granted options to purchase Common Stock to Messrs. Chambers and Land. Because of contractual obligations involving Mr. Chambers and his affiliated investment entities, the option grant to Mr. Chambers was issued in the name of TA Associates, Inc.

Certain Relationships and Related Transactions

      During fiscal year 2001, the Company granted options to purchase shares of Common Stock under the Company’s employee stock option plan to the following executive officers on the date, for the number of shares and with an exercise price indicated opposite each person’s name:

		Number of Shares
		Underlying	Exercise
Name	Grant Date	Options	Price

Randy Billings	7/9/01	25,000	$4.15
	7/25/01	15,000	3.50

Scott E. Bufkin	2/26/01	10,000	8.28
	7/25/01	17,500	3.50

Brian M. Deutsch	5/29/01	100,000	8.90
	7/25/01	50,000	3.50

Leila L. Kirske	2/26/01	7,000	8.28
	7/25/01	15,000	3.50
	10/23/01	100,000	3.03

Thomas A. Schild	1/23/01	40,000	10.72
	7/25/01	80,000	3.50

Brian V. Turner	1/2/01	100,000	6.00
	7/25/01	75,000	3.50
	7/25/01	75,000	3.50

Donald L. Whitt	1/23/01	25,000	10.72
	7/25/01	50,000	3.50

Audit Committee Report

      The Board of Directors of the Company adopted a written Audit Committee Charter on January 20, 2000, a copy of which has been previously filed with the SEC. All members of the Audit Committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealer Inc.’s listing standards.

      The Audit Committee has reviewed and discussed with the Company’s management and the Company’s independent auditors the audited financial statements of the Company contained in the Company’s Form 10-K and Annual Report to Shareholders for the year ended December 31, 2001. The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

      The Audit Committee has received and reviewed the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (titled “Independence Discussions with Audit Committees”), has discussed with the Company’s independent auditors such independent auditors’ independence, and has considered the compatibility of non-audit services with the auditors’ independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC.

      Members of the Audit Committee:

      Scot E. Land, Chairman

Jeffrey T. Chambers
William L. Larson

Performance Graph

      The graph below compares the annual percentage change in the cumulative total return on the Common Stock with the Nasdaq Computer & Data Processing Services Index and the Standard & Poors 500 Index for the period commencing October 20, 1999, the first trading date following the effective date of the Company’s initial public offering, and ending December 31, 2001.

Comparison of Cumulative Total Return

Among BSQUARE Corporation,
Nasdaq Computer & Data Processing Services Stocks Index and
Standard & Poors 500 Index

	10/20/99	12/31/99	12/31/00	12/31/01

BSQUARE Corporation	$100	$163.63	$23.41	$18.38
Nasdaq Computer & Data Processing Services	$100	$159.98	$76.87	$61.63
Standard & Poors 500 Index	$100	$114.45	$104.16	$91.91

      This graph assumes that $100 was invested on October 20, 1999 in the Company’s Common Stock and in each index, and that all dividends were reinvested. Shareholder returns over the indicated period should not be considered indicative of future returns.

Auditors

      The independent accounting firm of Arthur Andersen LLP has acted as the Company’s auditor since 1997 and has been selected as the auditor for the current year. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Audit Fees

      The aggregate fees billed by Arthur Andersen for professional services rendered for the audit of the Company’s annual financial statements for the year 2001 and reviews of the financial statements included in the Company’s Forms 10-Q for the year 2001 were $105,000.

Financial Information Systems Design and Implementation Fees

      Arthur Andersen provided no professional services of this nature to the Company in the year 2001.

All Other Fees

      The aggregate fees billed for services rendered to the Company by Arthur Andersen, other than fees for audit services, for the year 2001 were $253,000.

Transaction of Other Business

      The Board of Directors of the Company knows of no other matters to be submitted at the meeting. If any other matters come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

Leila L. Kirske, Vice President Finance & Administration,
Chief Financial Officer and Secretary

Bellevue, Washington

March 30, 2002

APPENDIX A

BSQUARE CORPORATION

1999 EMPLOYEE STOCK PURCHASE PLAN

I. PURPOSE OF PLAN

      As a means by which Employees may share in the Company’s growth and success, BSQUARE Corporation (the “Company”) believes that ownership of shares of its Common Stock by its Employees is desirable. To this end, and as an incentive to better performance and improved profits, the Company has established the BSQUARE Corporation 1999 Employee Stock Purchase Plan (the “Plan”).

      The Company intends that the Plan will constitute an “employee stock purchase plan” within the meaning of Section 423 of the Code.

II. DEFINITIONS

      Terms that are capitalized within this document shall have the meanings as set forth in Exhibit A, unless otherwise specified within the text.

III. EMPLOYEE PARTICIPATION

Participation

      Subject to the provisions of this Section III, an Employee may elect to participate in the Plan effective as of any Enrollment Date by completing and filing a Payroll Deduction Authorization Form in the form attached hereto as Exhibit B, as provided in Section IV. As of each Enrollment Date, the Company hereby grants a right to purchase Shares under the terms of the Plan to each eligible Employee who has elected to participate in the Offering commencing on that Enrollment Date.

Requirements for Participation

      A person shall become eligible to participate in the Plan on the first Enrollment Date on which that person meets the following requirements:

a) The person is an Employee, and

b) The person’s customary period of Employment is more than twenty (20) hours per week.

Any eligible Employee may enroll in the Plan as of the Enrollment Date of any Offering by filing timely written notice of such participation, subject to the following provisions:

(i) In order to enroll in the Plan initially, an eligible Employee must complete, sign and submit to the Company the following forms:

(A) Payroll Deduction Authorization Form Must be received by the Company at least fifteen (15) days prior to the Enrollment Date of an Offering to be effective for that Offering.

(B) ESPP New Account Form This form must accompany the Payroll Deduction Authorization Form submitted for enrollment in the Plan. An ESPP New Account Form must be received by the Company at least fifteen (15) days prior to the Enrollment Date of an Offering to be effective for that Offering.

(ii) A Participant in an ongoing Offering may elect as of any Enrollment Date to enroll in the new Offering commencing on that Enrollment Date by filing a Payroll Deduction Authorization Form making such election prior to 4:00 p.m. Pacific Time on the Enrollment Date. An election by a current Participant to enroll in a new Offering shall constitute a withdrawal, effective as of such Enrollment Date, from the ongoing Offering and simultaneous reenrollment in the new Offering. A reenrollment shall not affect the purchase of Shares under the ongoing Offering occurring on the Purchase Date immediately preceding the Enrollment Date. A Participant may make an ongoing election to reenroll on any Enrollment Date as of which the fair market value of the Shares for purposes of Section VI is less than it was as of the Enrollment Date for the Offering in which the Participant is currently participating. Unless otherwise specified by the Participant, any such ongoing reenrollment election shall be subject to revocation; provided, however, that to be effective to prevent reenrollment on any Enrollment Date, such revocation must be received by the Company prior to 4:00 p.m. Pacific Time on the Enrollment Date.

(iii) Absent withdrawal from the Plan pursuant to Section VII, a Participant will automatically be re-enrolled in the Offering commencing on the Enrollment Date immediately following the expiration of the Offering of which that person is then a Participant.

A Participant shall become ineligible to participate in the Plan and shall cease to be a Participant when the Participant ceases to meet the eligibility requirements as defined above.

Limitations on Participation

      No Employee may obtain a right to purchase Shares under the Plan if, immediately after the right is granted, the Employee owns or is deemed to own Shares possessing five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company. For purposes of determining share ownership, the rules of Section 425(d) of the Code shall apply and Shares that the Employee may purchase under any options or rights to purchase, whether or not Vested, shall be treated as Shares owned by the Employee.

      No Employee may obtain a right to purchase Shares under the Plan that permits the Employee’s rights to purchase Shares under the Plan and any other employee stock purchase plan within the meaning of Section 423 of the Code of the Company or any parent or subsidiary of the Company to accrue at a rate which exceeds $25,000 in fair market value of Shares (determined as of the Enrollment Date) for each calendar year of the Offering. This section shall be interpreted to permit an Employee to purchase the maximum number of Shares permitted under Section 423(b)(8) of the Code and regulations and interpretations adopted thereunder.

      The maximum number of Shares that an Employee may purchase in an Offering shall not exceed 10,000 shares, no more than one-third of which may be purchased on any Purchase Date with respect to that Offering.

Voluntary Participation

      Participation in the Plan shall be strictly voluntary.

IV. PAYROLL DEDUCTIONS

Payroll Deduction Authorization

      An Employee may contribute to the Plan only by means of payroll deductions. A Payroll Deduction Authorization Form must be filed with the Company’s stock administrator at least fifteen (15) days prior to the Enrollment Date as of which the payroll deductions are to take effect.

Amount of Deductions

      A Participant may specify that the person desires to make contributions to the Plan at a rate not less than 1% and not more than 10% of the Compensation paid to the Participant during each pay period in the Offering, or other such minimum or maximum percentages as the Plan Administrator shall establish from time to time. Such specification shall apply during any period of continuous participation in the Plan, unless otherwise modified or terminated as provided in this Section IV or as otherwise provided in the Plan. If a payroll deduction cannot he made in whole or in part because the Participant’s pay for the period in question is insufficient to fund the deduction after having first withheld all other amounts deductible from that person’s pay, the amount that was not withheld cannot be made up by the Participant nor will it be withheld from subsequent pay checks.

Commencement of Deductions

      Payroll deductions for a Participant shall commence on the Enrollment Date of the Offering for which that person’s Payroll Deduction Authorization Form is effective and shall continue indefinitely, unless modified or terminated as provided in this Section IV or as otherwise provided in the Plan.

Accounts

      All payroll deductions made for a Participant shall be credited to his or her Account under the Plan. Following each Purchase Date, the Plan Administrator shall promptly deliver a report to each Participant setting forth the aggregate payroll deductions credited to such Participant’s Account during the preceding six months and the number of Shares purchased and delivered to the Custodian for deposit into the Participant’s Custodial Account.

Modification of Authorized Deductions

      A Participant may, prior to the commencement of each Offering in which that person will be a Participant, and not more than three times during each Offering, increase or decrease the amount of that person’s payroll deduction effective for all applicable payroll periods, by completing an amended Payroll Deduction Authorization Form and filing it with the Company’s stock administrator in accordance with this Section IV.

      A Participant may at any time discontinue the Participant’s payroll deductions, without withdrawing from the Plan, by completing an amended Payroll Deduction Authorization Form and filing it with the Company’s stock administrator. Previous payroll deductions will then be retained in the Participant’s Account for application to purchase Shares on the next Purchase Date, after which the Participant’s participation in the Offering and in the Plan will terminate unless the participant has timely filed another Payroll Deduction Authorization Form to resume payroll deductions.

      For purposes of the above, an amended Payroll Deduction Authorization form shall be effective for a specific pay period when filed 15 days prior to the last day of such payroll period.

V.     CUSTODY OF SHARES

Delivery and Custody of Shares

      Shares purchased pursuant to the Plan shall be delivered to and held by the Custodian.

Custodial Account

      As soon as practicable after each Purchase Date, the Company shall deliver to the Custodian the full Shares purchased for each Participant’s Account. The Shares will be held in a Custodial Account specifically established for this purpose. An Employee must open a Custodial Account with the Custodian in order to be eligible to purchase Shares under the Plan. In order to open a Custodial Account, the Participant must complete an ESPP New Account Form and file it with the stock administrator no later than fifteen (15) days prior to the Enrollment Date of the Offering as of which the enrollment is to take effect; provided, however, that an ESPP New Account Form that effects a change in the status of the Custodial Account may be filed at any time during participation in the Plan.

Transfer of Shares

      Upon receipt of appropriate instructions from a Participant on forms provided for that purpose, the Custodian will transfer into the Participant’s own name all or part of the Shares held in the Participant’s Custodial Account and deliver such Shares to the Participant.

Statements

      The Custodian will deliver to each Participant a semi-annual statement showing the activity of the Participant’s Custodial Account and the balance as to both Shares and cash. Participants will be furnished such other reports and statements, and at such intervals, as the Custodian and Plan Administrator shall determine from time to time.

VI.     PURCHASE OF SHARES

Purchase of Shares

      Subject to the limitations of Section VII, on each Purchase Date in an Offering, the Company shall apply the amount credited to each Participant’s Account to the purchase of as many full Shares that may be purchased with such amount at the price set forth in this Section VI, and shall promptly deliver such Shares to the Custodian for deposit into the Participant’s Custodial Account. Payment for Shares purchased under the Plan will be made only through payroll withholding deductions in accordance with Section IV.

Price

      The price of Shares to be purchased on any Purchase Date shall be the lower of:

(a) Eighty-five percent (85%) of the fair market value of the Shares on the Enrollment Date of the Offering; or

(b) Eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.

Fair Market Value

      The fair market value of the Shares on any date shall be equal to the closing trade price of such shares on the Valuation Date, as reported on the NASDAQ National Market System or such other quotation system that supersedes it.

Unused Contributions

      Any amount credited to a Participant’s Account and remaining therein immediately after a Purchase Date because it was less than the amount required to purchase a full Share shall be carried forward in such Participant’s Account for application on the next succeeding Purchase Date.

VII.     TERMINATION AND WITHDRAWAL

  Termination of Employment

      Upon termination of a Participant’s Employment for any reason other than death, Retirement or Disability, the payroll deductions credited to such Participant’s Account shall be returned to the Participant. A Participant shall have no right to accrue Shares upon termination of the person’s Employment.

Termination upon Death, Retirement or Disability

      Upon termination of the Participant’s Employment because of that person’s death, Retirement or Disability, the payroll deductions credited to that person’s Account shall be used to purchase Shares as provided in Section VI on the next Purchase Date. Any remaining balance in the Participant’s Account shall be returned to that person or, in the case of death, any Shares purchased and any remaining balance shall be transferred to the deceased Participant’s Beneficiary, or if none, to that person’s estate.

Designation of Beneficiary

      Each Participant may designate, revoke, and redesignate Beneficiaries. All changes to designation of Beneficiary shall be in writing and will be effective upon delivery to the Plan Administrator.

Withdrawal

      A Participant may withdraw the entire amount credited to that individual’s Account under the Plan and thereby terminate participation in the current Offering at any time by giving written notice to the Company, but in no case may a Participant withdraw accounts within the 15 days immediately preceding a Purchase Date for the Offering. Any amount withdrawn shall be paid to the Participant promptly after receipt of proper notice of withdrawal and no further payroll deductions shall be made from the person’s Compensation unless a Payroll Deduction Authorization Form directing further deductions is or has been submitted.

Status of Custodial Account

      Upon termination of a Participant’s Employment for any reason other than death, the Participant may,

(a) Elect to retain with the Custodian the Shares held in the Participant’s Custodial Account. The Participant will bear the cost of any annual fees resulting from maintaining such an account.

(b) Request issuance of the Shares held in the Participant’s Custodial Account by submitting to the Custodian the appropriate forms provided for that purpose.

Upon termination of a Participant’s Employment as a result of death, any Shares held by the Custodian for the Participant’s Account shall be transferred to the person(s) entitled thereto under the laws of the state of domicile of the Participant upon a proper showing of authority.

VIII.     SHARES PURCHASED UNDER THE PLAN

Source and Limitation of Shares

      The Company has reserved for sale under the Plan 1,500,000 shares of common stock, subject to adjustment upon changes in capitalization of the Company as provided in Section X. Shares sold under the Plan may be newly issued Shares or Shares reacquired in private transactions or open market purchases, but all Shares sold under the Plan regardless of source shall be counted against the 1,500,000 Share limitation.

      If there is an insufficient number of Shares to permit the full exercise of all existing rights to purchase Shares, or if the legal obligations of the Company prohibit the issuance of all Shares purchasable upon the full exercise of such rights, the Plan Administrator shall make a pro rata allocation of the Shares remaining available in as nearly a uniform and equitable manner as possible, based pro rata on the aggregate amounts then credited to each Participant’s Account. In such event, payroll deductions to be made shall be reduced accordingly and the Plan Administrator shall give written notice of such reduction to each Participant affected thereby. Any amount remaining in a Participant’s Account immediately after all available Shares have been purchased will be promptly remitted to such Participant. Determination by the Plan Administrator in this regard shall be final, binding and conclusive on all persons. No deductions shall be permitted under the Plan at any time when no Shares are available.

Delivery of Shares

      As promptly as practicable after each Purchase Date, the Company shall deliver to the Custodian the full Shares purchased for each Participant’s Account.

Interest in Shares

      The rights to purchase Shares granted pursuant to this Plan will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Plan Administrator from time to time. The Participant shall have no interest in Shares purchasable under the Plan until payment for the Shares has been completed at the close of business on the relevant Purchase Date. The Plan provides only an unfunded, unsecured promise by the Company to pay money or property in the future. Except with respect to the Shares purchased on a Purchase Date, an Employee choosing to participate in the Plan shall have no greater rights than an unsecured creditor of the Company. After the purchase of Shares, the Participant shall be entitled to all rights of a shareholder of the Company.

IX.     ADMINISTRATION

Plan Administrator

      At the discretion of the Board of Directors, the Plan shall be administered by the Board of Directors or by a Committee appointed by the Board of Directors. Each member of the Committee shall be a director, an officer or an Employee of the Company. Each member shall serve for a term commencing on a date specified by the Board of Directors and continuing until that person dies, resigns or is removed by the Board of Directors.

Powers

      The Plan Administrator shall be vested with full authority to make, administer and interpret the rules and regulations as it deems necessary to administer the Plan. Any determination, decision or act of the Plan Administrator with respect to any action in connection with the construction, interpretation, administration or application of the Plan shall be final, binding and conclusive upon all Participants and any and all other persons claiming under or through any Participant. The provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

X.     CHANGES IN CAPITALIZATION, MERGER, ETC.

Rights of the Company

      The grant of a right to purchase Shares pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or other changes in its capital or business structure or to merge, consolidate or dissolve, liquidate or transfer all or any part of its divisions, subsidiaries, business or assets.

Recapitalization

      Subject to any required action by shareholders, the number of Shares covered by the Plan as provided in Section VIII and the price per Share shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company.

Consolidation or Merger

      In the event of the consolidation or merger of the Company with or into any other business entity, or sale by the Company of substantially all of its assets, the successor may at its discretion continue the Plan by adopting the same by resolution of its Board of Directors or agreement of its partners or proprietors or substitute an equivalent Plan therefor. If the successor refuses to continue or substitute for the Plan, the Plan Administrator will shorten the Offering to a specified date before the proposed consolidation, merger or sale. Similarly, in the event of a liquidation or dissolution of the Company, the Plan Administrator will shorten the Offering to a specified date before the proposed liquidation or dissolution.

XI.     TERMINATION OF EMPLOYMENT

Vacation, Leave or Layoff

      A person’s Employment shall not terminate on account of an authorized leave of absence, sick leave or vacation, or on account of a military leave described in this Section XI, or a direct transfer between Employers. Failure to return to work upon expiration of any leave of absence, sick leave or vacation shall be considered a resignation effective as of the expiration of such leave of absence, sick leave or vacation.

Military Leave

      Any Employee who leaves the Employer directly to perform services in the Armed Forces of the United States or in the United States Public Health Service under conditions entitling the Employee to reemployment rights provided by the laws of the United States, shall be on military leave. An Employee’s military leave shall expire if the Employee voluntarily resigns from the Employer during the leave or if that person fails to make an application for reemployment within a period specified by such law for preservation of employment rights. In such event, the individual’s Employment shall terminate by resignation on the day the military leave expires.

XII.     SHAREHOLDER APPROVAL AND RULINGS

      The Plan is expressly made subject to (a) the approval of the Plan within twelve (12) months after the Plan is adopted by the shareholders of the Company and (b) at the Company’s election, to the receipt by the Company from the Internal Revenue Service of a ruling in scope and content satisfactory to counsel to the Company, affirming qualification of the Plan within the meaning of Section 423 of the Code. If the Plan is not so approved by the shareholders within 12 months after the date the Plan is adopted and if, at the election of the Company a ruling from the Internal Revenue Service is sought but not received on or before one year after this Plan’s adoption by the Board of Directors, this Plan shall not come into effect. In that case, the Account of each Participant shall forthwith be paid to the Participant.

XIII.     MISCELLANEOUS PROVISIONS

Amendment and Termination of the Plan

      The Board of Directors of the Company may at any time amend the Plan. Except as otherwise provided herein, no amendment may adversely affect or change any right to purchase Shares without prior approval of the shareholders of the Company if the amendment would:

(i) Permit the sale of more Shares than are authorized under Section VIII;

(ii) Permit the sale of Shares to employees of entities which are not Employers;

(iii) Materially increase the benefits accruing to Participants under the Plan; or

(iv) Materially modify the requirements as to eligibility for participation in the Plan.

      The Plan is intended to be a permanent program, but the Company reserves the right to declare the Plan terminated at any time. Upon such termination, amounts credited to the Accounts of the Participants with respect to whom the Plan has been terminated shall be returned to such Participants.

Non-transferability

      Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the purchase of Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant except as provided in Section VII, and any attempted assignment, transfer, pledge, or other disposition shall be null and void. The Company may treat any such act as an election to withdraw funds in accordance with Section VII.

Use of Funds

      All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purposes and the Company shall not be obligated to segregate the payroll deductions.

Expenses

      All expenses of administering the Plan shall be borne by the Company. The Company will not pay expenses, commissions or taxes incurred in connection with sales of Shares by the Custodian at the request of a Participant. Expenses to be paid by a Participant will be deducted from the proceeds of sale prior to remittance.

Tax Withholding

      Each Participant who has purchased Shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Employer in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Employer to be required. If the Employer determines that additional withholding is required beyond any amounts deposited at the time of purchase, the Participant shall pay such amount to the Employer on demand. If the Participant fails to pay the amount demanded, the Employer may withhold that amount from other amounts payable by the Employer to the Participant, including salary, subject to applicable law.

No Interest

      No Participant shall be entitled, at any time, to any payment or credit for interest with respect to or on the payroll deductions contemplated herein, or on any other assets held hereunder for the Participant’s Account.

Registration and Qualification of Shares

      The offering of Shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the Shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to, or in connection with, the offering or the issue or purchase of the Shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

Responsibility and Indemnity

      Neither the Company, its Board of Directors, the Custodian, nor any member, officer, agent or employee of any of them, shall be liable to any Participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

Plan Not a Contract of Employment

      The Plan is strictly a voluntary undertaking on the part of the Employer and shall not constitute a contract between the Employer and any Employee, or consideration for or an inducement or a condition of employment of an Employee. Except as otherwise required by law, or any applicable collective bargaining agreement, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Employer or to interfere with or restrict the right of the Employer, which is hereby expressly reserved, to discharge or retire any Employee at any time, with or without cause and with or without notice. Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to any Employee, Participant, or Beneficiary. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

Service of Process

      The Secretary of the Company is hereby designated agent for service or legal process on the Plan.

Notice

      All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Plan Administrator. Any notice required by the Plan to be received by the Company prior to an Enrollment Date, payroll period or other specified date, and received by the Plan Administrator subsequent to such date shall be effective on the next occurring Enrollment Date, payroll period or other specified date to which such notice applies.

Governing Law

      The Plan shall be interpreted, administered and enforced in accordance with the Code, and the rights of Participants, former Participants, Beneficiaries and all other persons shall be determined in accordance with it. To the extent state law is applicable, the laws of the State of Washington shall apply.

References

      Unless the context clearly indicates to the contrary, reference to a Plan provision, statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

EXHIBIT A

DEFINITIONS

ACCOUNT

      Shall mean each separate account maintained for a Participant under the Plan collectively or singly as the context requires. Each Account shall be credited with a Participant’s contributions, and shall be charged for the purchase of Shares. A Participant shall be fully vested in the cash contributions to that person’s Account at all times. The Plan Administrator may create special types of Accounts for administrative reasons, even though the Accounts are not expressly authorized by the Plan.

BENEFICIARY

      Shall mean a person or entity entitled under Section VII of the Plan to receive Shares purchased by, and any remaining balance in, a Participant’s Account on the Participant’s death.

BOARD OF DIRECTORS

      Shall mean the Board of Directors of the Company.

CODE

      Shall mean the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any future tax code.

COMMITTEE

      Shall mean the Committee appointed by the Board of Directors in accordance with Section IX of the Plan.

COMPENSATION

      Shall mean the total cash compensation (except as otherwise set forth below), before tax withholding, paid to an Employee in the period in question for services rendered to the Employer by the Employee. Compensation shall include the earnings waived by an Employee pursuant to a salary reduction arrangement under any cash or deferred or cafeteria plan that is maintained by the Employer and that is intended to be qualified under Section 40 1(k) or 125 of the Code. An Employee’s Compensation shall not include severance pay, hiring or relocation bonuses, or pay in lieu of vacations or sick leave

COMMON STOCK

      Shall mean the common stock of the Company.

COMPANY

      Shall mean BSQUARE Corporation, a Washington Corporation.

CUSTODIAN

      Shall mean the investment or financial firm appointed by the Plan Administrator to hold all Shares pursuant to the Plan.

CUSTODIAL ACCOUNT

      Shall mean the account maintained by the Custodian for a Participant under the Plan.

DISABILITY

      Shall refer to a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of twelve (12) months or more and which causes the Employee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an Employee of the Company. Disability shall be deemed to have occurred on the first day after the Company and two independent physicians have furnished their opinion of Disability to the Plan Administrator.

EMPLOYEE

      Shall mean an individual who renders services to the Employer pursuant to a regular-status employment relationship with such Employer. A person rendering services to an Employer purportedly as an independent consultant or contractor shall not be an Employee for purposes of the Plan.

EMPLOYER

      Shall mean, collectively, the Company and its Subsidiaries or any successor entity that continues the Plan. All Employees of entities which constitute the Employer shall be treated as employed by a single company for all purposes of the Plan.

EMPLOYMENT

      Shall mean the period during which an individual is an Employee. Employment shall commence on the day the individual first performs services for the Employer as an Employee and shall terminate on the day such services cease, except as determined under Section XI.

ENROLLMENT DATE

      Shall mean the first day of each Offering.

ESPP NEW ACCOUNT FORM

      Shall mean the form provided by the Company on which a Participant shall elect to open an Account with the Custodian and authorize delivery to the Custodian of all Shares issued for the Participant’s Account.

OFFERING

      Shall mean any one of the separate overlapping eighteen (18) month periods commencing on May 15 and November 15 of each calendar year under the Plan; provided, however, the first Offering shall commence on the effective date of the Company’s registration statement filed in connection with the Company’s initial public offering and end on May 14, 2001.

PARTICIPANT

      Shall mean any Employee who is participating in any Offering under the Plan pursuant to Section III.

PAYROLL DEDUCTION

      Shall mean the form provided by the Company on which a Participant shall elect to participate in the Plan and the Offering under the Plan and designate the percentage of that individual’s compensation to be contributed to that individual’s Account through payroll deductions.

PLAN AUTHORIZATION FORM

      Shall mean this document.

PLAN ADMINISTRATOR

      Shall mean the Board of Directors or the Committee, whichever shall be administering the Plan from time to time in the discretion of the Board of Directors, as described in Section IX.

PURCHASE DATE

      Other than the first Offering, Purchase Date shall mean the last day of each of the sixth-, twelfth- and eighteenth-month periods of each Offering; accordingly, Purchase Dates for every Offering other than the first Offering shall occur on May 14 and November 14 of each year, beginning with May 14, 2000. For purposes of the first Offering (which shall commence on the effective date of the Company’s registration statement filed in connection with the Company’s initial public offering and end on May 14, 2001), the Purchase Dates shall be May 14, 2000, November 14, 2000 and May 14, 2001.

RETIREMENT

      Shall mean a Participant’s termination of Employment on or after attaining the age of 65 or after the Plan Administrator has determined that the individual has suffered a Disability.

SHARE

      Shall mean one share of Common Stock.

SUBSIDIARIES

      Shall mean any corporation in which at least eighty percent (80%) or more of the total combined voting power of all classes of stock are owned directly or indirectly by BSQUARE Corporation

VALUATION DATE

      Shall mean the date upon which the fair market value of Shares is to be determined for purposes of setting the price of Shares under Section VI (that is, the Enrollment Date or the applicable Purchase Date). If the Enrollment Date or the Purchase Date is not a date on which the fair market value may be determined in accordance with Section VI, the Valuation Date shall be the first day prior to the Enrollment Date or the Purchase Date, as applicable, for which such fair market value may be determined.

VESTED

      Shall mean non-forfeitable.

EXHIBIT B

BSQUARE 1999 Employee Stock Purchase Plan

Payroll Deduction Authorization Form
NAME

SOCIAL SECURITY:	DATE OF HIRE:

Please complete the sections below which apply. Initial enrollments, withdrawals and changes in payroll deductions are effective for a specific pay period if submitted to the Stock Administrator 15 days prior to the last day of the payroll period. Re-enrollments must be received by the Stock Administrator by 4:00 PM on the Enrollment Date. Beneficiary designations are effective immediately and remain in effect until revoked. Enrollment Dates are on November 15 and May 15. Each Offering is in effect for 18 months.

1. INITIAL ENROLLMENT

Complete 5 below. Attach Stock Broker New Account forms (Account Agreement, Information Sheet, and W-9), if you do not already have a custodial account with Stock Broker.

I elect to participate in the BSQUARE 1999 Employee Stock Purchase Plan, effective as of the next Enrollment Date. I authorize a deduction of           % per pay period (not less than 1% or more than 10%) of my Compensation.

On any Enrollment Date on which the market price of the shares is less than the initial market price of BSQUARE shares in the Offering in which I am currently participating, I hereby elect to withdraw from the Offering in which I am currently participating and reenroll in the new Offering beginning on such Enrollment Date.

2. CHANGE IN PAYROLL DEDUCTION

I elect to change the amount of my payroll deduction to per pay period (not less than 1% or more than 10%) of my Compensation. I understand that the Plan permits modifications not more than three times during each 18 month Offering Period.

I elect to discontinue my payroll deduction, without withdrawing from the Plan. I request that the aggregate balance in my Account be used to purchase Shares on the next Purchase Date, after which my participation in the Plan will terminate unless I timely file another Payroll Deduction Authorization form to resume payroll deductions.

3. WITHDRAWAL/ TERMINATION

I elect to withdraw from the Plan and terminate participation in the Offering in which I am currently participating. I request that my contributions be discontinued and the aggregate balance in my Account be returned to me. I understand that my Account balance will not be returned unless my election to withdraw is submitted at least 15 days prior to the next Purchase Date.

4. RE-ENROLLMENT

Effective as of the first Enrollment Date that is either on or after the date of this Form, I elect to withdraw from the Offering in which I am currently participating and re-enroll in the new Offering beginning on such Enrollment Date.

B-1

5. BENEFICIARY DESIGNATION OR CHANGE

I designate the following individual(s) as my beneficiary:

(Name)	(Relationship)

I have read the BSQUARE Corporation 1999 Employee Stock Purchase Plan and understand the terms and conditions stated in the Plan. I authorize the transactions indicated above. I understand that my current elections remain in effect until I submit a new election, in writing and on a timely basis, to the Stock Administrator.

B-2